Exhibit 99.2O

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                     THIRD QUARTER
                     2004    2003 Percent   Percent   Percent
                                   Change    Change   Change
                                    Total  Operations Currency
Sales to customers
by segment of
business
 Consumer
   U.S.              $1,023     984    4.0%       4.0     --
   International      1,001     857   16.8       11.4    5.4
                      2,024   1,841    9.9        7.4    2.5
 Pharmaceutical
   U.S.               3,694   3,285   12.5       12.5     --
   International      1,791   1,550   15.5        8.3    7.2
                      5,485   4,835   13.4       11.1    2.3

Med Device &
Diagnostics
   U.S.               2,073   2,145   (3.4)      (3.4)    --
   International      1,971   1,634   20.6       12.8    7.8
                      4,044   3,779    7.0        3.6    3.4

U.S.                  6,790   6,414    5.9        5.9     --
International         4,763   4,041   17.9       10.8    7.1
Worldwide            $11,553  10,455   10.5%      7.7    2.8

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                     NINE MONTHS
                     2004    2003 Percent   Percent   Percent
                                   Change    Change   Change
                                    Total  Operations Currency
Sales to customers
by segment of
business
 Consumer
   U.S.              $3,090   2,915    6.0%       6.0     --
   International      2,981   2,536   17.5       10.0    7.5
                      6,071   5,451   11.4        7.9    3.5
 Pharmaceutical
   U.S.              10,980   9,825   11.8       11.8     --
   International      5,308   4,559   16.4        7.4    9.0
                     16,288  14,384   13.2       10.4    2.8

Med Device &
Diagnostics
   U.S.               6,306   5,797    8.8        8.8     --
   International      5,931   4,976   19.2        9.4    9.8
                     12,237  10,773   13.6        9.1    4.5

U.S.                 20,376  18,537    9.9        9.9     --
International        14,220  12,071   17.8        8.8    9.0
Worldwide           $34,596  30,608   13.0%       9.4    3.6



Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                     THIRD QUARTER
                      2004    2003 Percent   Percent   Percent
                                   Change    Change   Change
                                    Total  Operations Currency
Sales to customers by
geographic area

U.S.                  $6,790  6,414    5.9%       5.9     --

Europe                 2,638  2,241   17.7        8.2    9.5
Western Hemisphere       639    576   10.9        9.4    1.5
excluding U.S.
Asia-Pacific, Africa   1,486  1,224   21.4       15.9    5.5
International          4,763  4,041   17.9       10.8    7.1

Worldwide            $11,553 10,455   10.5%       7.7    2.8


Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                      NINE MONTHS
                     2004    2003 Percent   Percent   Percent
                                   Change    Change   Change
                                    Total  Operations Currency
Sales to customers by
geographic area

U.S.                 $20,376 18,537    9.9%       9.9     --

Europe                 8,124  6,909   17.6        6.6   11.0
Western Hemisphere     1,858  1,603   15.9       11.8    4.1
excluding U.S.
Asia-Pacific, Africa   4,238  3,559   19.1       11.6    7.5
International         14,220 12,071   17.8        8.8    9.0

Worldwide            $34,596 30,608   13.0%       9.4    3.6


Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except
Per Share Figures)

                                    THIRD QUARTER
                            2004              2003
                          Percent           Percent  Percent
                    2004     to      2003      to   Increase
                  Amount   Sales   Amount    Sales (Decrease)

Sales to
 customers        $11,553  100.0  $10,455    100.0    10.5
Cost of products
 sold               3,187   27.6    2,980     28.5     6.9
Selling, marketing
 and administrative
 expenses           3,854   33.3    3,428     32.8    12.4
Research Expense    1,198   10.4    1,177     11.3     1.8
In-process research
 & development         18    0.2       --       --
Interest (income)
 expense, net         (19)  (0.2)      12      0.1
Other (income)
 expense, net          41    0.4      (91)    (0.9)
Earnings before
 provision for taxes
 on income          3,274   28.3    2,949     28.2    11.0
Provision for taxes
 on income            933    8.0      877      8.4     6.4
Net earnings       $2,341   20.3   $2,072     19.8    13.0

Net earnings per
 share (Diluted)    $0.78           $0.69             13.0

Average shares
 outstanding
 (Diluted)        3,009.0         3,008.3

Effective tax
 rate                28.5%           29.7%


Earnings excluding
In-process research
& development

Earnings before
 provision for taxes
 on income         $3,292[1] 28.5  $2,949      28.2   11.6

Net earnings       $2,353[1] 20.4  $2,072      19.8   13.6
Net earnings per
 share (Diluted)    $0.78[1]        $0.69             13.0

Effective tax
 rate                28.5%           29.7%

[1] The difference between earnings before provision for taxes on income and net earnings as reported and earnings before provision for taxes on income and net earnings excluding IPR&D is $18 million and $12 million respectively, which is in-process research & development charges.


Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except
Per Share Figures)
                                    NINE MONTHS
                            2004              2003
                          Percent           Percent  Percent
                    2004     to      2003      to   Increase
                  Amount   Sales   Amount    Sales (Decrease)

Sales to
 customers        $11,553  100.0  $10,455    100.0    10.5
Cost of products
 sold               9,716   28.1    8,668     28.3    12.1
Selling, marketing
 and administrative
 expenses          11,205   32.4   10,077     32.9    11.2
Research Expense    3,476   10.0    3,195     10.4     8.8
In-process
 research &
 development           18    0.1      918      3.0
Interest (income)
 expense, net           4     --       19      0.1
Other (income)
 expense, net         (36)  (0.1)    (203)    (0.6)
Earnings before
 provision for
 taxes on income   10,213   29.5    7,934     25.9    28.7
Provision for
 taxes on income    2,921    8.4    2,582      8.4    13.1
Net earnings       $7,292   21.1   $5,352     17.5    36.2

Net earnings per
 share (Diluted)   $2.43            $1.78             36.5

Average shares
 outstanding
 (Diluted)       3,004.4          3,012.0

Effective tax
 rate               28.6%            32.5%


Earnings excluding
 In-process
 research &
 development

Earnings before
 provision for
 taxes on income $10,231[1]  29.6  $8,852[2]   28.9   15.6

Net earnings      $7,304[1]  21.1  $6,267[2]   20.5   16.5

Net earnings per
 share (Diluted)   $2.43[1]         $2.08[2]          16.8

Effective tax
 rate               28.6%            29.2%

[1] The difference between earnings before provision for taxes on income and net earnings as reported and earnings before provision for taxes on income and net earnings excluding IPR&D is $18 million and $12 million respectively, which is in-process research & development charges.

[2] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $918 million, $915 million and $0.30 per share, respectively.